Exhibit 4.1

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

REGISTERED GLOBAL SENIOR NOTE

This Note is a global security within the meaning of the Indenture dated as of January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”) under the Indenture and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depository”). This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Indenture or in this Note, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA, N.A. OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION. THIS DEBT IS NOT GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA CORPORATION. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA CORPORATION, EXCEPT OBLIGATIONS THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE FINAL TERMS OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

No. R-1	Registered
CUSIP No.: 060900313
Principal Amount: $32,500,000
Total Units: 3,250,000

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

STRATEGIC ACCELERATED REDEMPTION SECURITIES®, LINKED TO THE S&P 500® INDEX, DUE APRIL 5, 2011

REGISTERED GLOBAL SENIOR NOTE

ORIGINAL ISSUE DATE: April 8, 2009		☐	This Note is an Extendible Note at the Holder’s Option. [See attached Rider]

STATED MATURITY DATE: April 5, 2011		☐	This Note is an Extendible Note at the Issuer’s Option. [See attached Rider]

CURRENCY:		☐	This Note is an Amortizing Note. [See payment schedule in attached Final Terms]
☒ U.S. Dollars

☐ Other (specify):

☐	FIXED RATE NOTE

☐	FLOATING RATE NOTE	☒	See attached Final Term Sheet dated March 25, 2009 and Product Supplement No. STR-1 dated January 2, 2009 (collectively, the “Final Terms”)

☒	INDEXED NOTE	☐	See attached Principal Repayment Amount Rider

		☐	See attached Interest Payment Amounts or Supplemental Payment Amount Rider

☐	FLOATING RATE/FIXED RATE NOTE

RECORD DATES: Not Applicable		CALCULATION AGENT: Merrill Lynch, Pierce, Fenner & Smith Incorporated

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal amount specified above and any other amounts calculated in accordance with the provisions set forth in the Final Terms attached hereto, as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date). “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

The principal or any other amounts so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the time of payment. Any such principal or other amounts not punctually paid or duly provided for shall be payable as provided in this Note and in the Indenture.

Payment of principal of, and premium, if any, and other amounts on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of the Trustee maintained for that purpose, and in accordance with the procedures of the depository or clearing system noted hereon; provided, that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

By its acceptance of this Note, the holder of this Note agrees, in the absence of an administrative determination or judicial ruling to the contrary, to treat this Note for all tax purposes as a callable single financial contract linked to the S&P 500® Index that (1) requires the holder of this Note to pay to the Issuer on the Original Issue Date an amount equal to the purchase price of this Note and (2) entitles the holder of this Note to receive at Maturity an amount in cash linked to the level of the S&P 500® Index. Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Final Terms attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Final Terms attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Final Terms attached hereto.

Unless the certificate of authentication hereon has been executed by the Trustee (or other authentication agent duly appointed in accordance with the Indenture), by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Bank of America Corporation has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated: April 8, 2009		BANK OF AMERICA CORPORATION

[CORPORATE SEAL]
By:
ATTEST:		Name:
Title:

By:
Title:	Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: April 8, 2009	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[ATTACH FINAL TERMS]

The notes are being offered by Bank of America Corporation (“BAC”). The notes will have the terms specified in this term sheet as supplemented by the documents indicated herein under “Additional Terms” (together the “Note Prospectus”). Investing in the notes involves a number of risks. See “Risk Factors” on page TS-6 of this term sheet and beginning on page S-10 of product supplement STR-1.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BAC. References to “MLPF&S” are to Merrill Lynch, Pierce, Fenner & Smith Incorporated.

In connection with this offering, each of MLPF&S and its broker-dealer affiliate First Republic Securities Company, LLC is acting in its capacity as a principal.

None of the Securities and Exchange Commission (“SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this Note Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price (1)	$10.00	$32,500,000
Underwriting discount (1)	$0.20	$650,000
Proceeds, before expenses, to Bank of America Corporation	$9.80	$31,850,000

(1)	The public offering price and underwriting discount for any purchase of 500,000 or more units in a single transaction by an individual investor will be $9.95 per unit and $0.15 per unit, respectively.

“Strategic Accelerated Redemption Securities®” is a registered service mark of our subsidiary, Merrill Lynch & Co., Inc.

“Standard & Poor’s®”, “Standard & Poor’s 500®”, “S&P 500®”, and “S&P®” are trademarks of Standard & Poor’s Financial Services LLC (“Standard & Poor’s” or “S&P”) and have been licensed for use in this offering by our subsidiary, MLPF&S. The notes are not sponsored, endorsed, sold, or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

Merrill Lynch & Co.

March 25, 2009

3,250,000 Units

Strategic Accelerated Redemption Securities®

Linked to the S&P 500® Index,

due April 5, 2011

$10 principal amount per unit

Term Sheet No. 95

Pricing Date March 25, 2009

Settlement Date April 8, 2009

Maturity Date April 5, 2011

CUSIP No. 060900313

Strategic Accelerated Redemption Securities®

The notes will be called at an amount equal to the $10 principal amount per unit plus the Call Premium of 18.150% per annum if the closing level of the S&P 500® Index on any Observation Date is equal to or greater than 100% of its Starting Value

A maturity of approximately 2 years

1-to-1 downside loss if the notes are not called prior to maturity and the closing level of the S&P 500® Index decreases below the Threshold Value, with up to 90% of the principal amount at risk

No periodic interest payments

Application made to list on NYSE Arca under the symbol “SEO”

This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program

Summary

The Strategic Accelerated Redemption Securities® Linked to the S&P 500® Index, due April 5, 2011 (the “notes”), are our senior unsecured debt securities and are not guaranteed or insured by the Federal Deposit Insurance Corporation or secured by collateral. The notes will rank equally with all of our other unsecured and unsubordinated debt, and any payments due on the notes, including any repayment of principal, will be subject to the credit risk of BAC. The notes provide for an automatic call if the Observation Level of the S&P 500® Index (the “Index”) on any Observation Date is equal to or greater than the Call Level. If the notes are called on any Observation Date, you will receive on the Call Settlement Date an amount per unit (the “Call Amount”) equal to the $10 Original Offering Price of the notes plus the applicable Call Premium. If your notes are not called, the amount you receive on the maturity date (the “Redemption Amount”) will not be greater than the Original Offering Price per unit and will be based on the direction of and percentage change in the level of the Index from the Starting Value, as determined on the pricing date, to the Ending Value, as determined on the final Observation Date. Investors must be willing to forgo interest payments on the notes and be willing to accept a repayment that may be less, and potentially significantly less, than the Original Offering Price of the notes. Investors also must be prepared to have their notes called by us on any Observation Date.

Capitalized terms used but not defined in this term sheet have the meanings set forth in product supplement STR-1.

Terms of the Notes

Issuer:	Bank of America Corporation (“BAC”)
Original Offering Price:	$10 per unit
Term:	Approximately two years
Market Measure:	S&P 500® Index (Index Symbol: “SPX”)
Starting Value:	813.88
Ending Value:	The Observation Level on the final Observation Date. If it is determined that a scheduled Observation Date is not a Market Measure Business Day, or if a Market Disruption Event occurs on a scheduled Observation Date, the Ending Value will be determined as more fully described in product supplement STR-1.
Observation Level:	The closing level of the Index on any Observation Date.
Observation Dates:	April 1, 2010; September 28, 2010; and March 29, 2011 (the final Observation Date).
Call Level:	813.88 (100% of the Starting Value).
Call Amounts (per Unit):	$11.8150 if called on April 1, 2010; $12.7225 if called on September 28, 2010; and $13.6300 if called on March 29, 2011.
Call Premium:	$1.8150, which is 18.150% of the Original Offering Price per annum.
Call Settlement Date:	The fifth Banking Business Day following an Observation Date, if the notes are called on that Observation Date, subject to postponement as described in product supplement STR-1; provided however, that the Call Settlement Date related to the final Observation Date will be the maturity date.
Threshold Value:	732.49 (90% of the Starting Value, rounded to two decimal places).
Leverage Factor:	100%
Calculation Agent:	MLPF&S, a subsidiary of BAC.

Determining Payment on

the Notes

Automatic Call Provision:

The notes will be automatically called on an Observation Date if the Observation Level on that Observation Date is equal to or greater than the Call Level. If the notes are called, you will receive on the Call Settlement Date the Call Amount per unit applicable to that Observation Date, which is equal to the $10 Original Offering Price per unit plus the Call Premium.

Payment at Maturity:

If the notes are not called prior to the maturity date, you will receive the Redemption Amount per unit on the maturity date, calculated as follows:

Hypothetical Payments

Set forth below are five hypothetical examples of payment calculations, reflecting:

1) the Starting Value of 813.88;

2) the Threshold Value of 732.49 (90% of the Starting Value (rounded to two decimal places));

3) the Call Level of 813.88 (100% of the Starting Value);

4) the term of the notes from April 8, 2009 to April 5, 2011;

5) the Call Premium of $1.8150 or 18.150% of the $10.00 Original Offering Price per unit per annum; and

6) Observation Dates occurring on April 1, 2010, September 28, 2010, and March 29, 2011.

The Notes Are Called on One of the Observation Dates

The notes have not been previously called and the Observation Level on the relevant Observation Date is equal to or greater than the Call Level. Consequently, the notes will be called at the Call Amount per unit equal to $10.0000 plus the applicable Call Premium.

Example 1

If the call is related to the Observation Date that falls on April 1, 2010, the Call Amount per unit will be:

$10.0000 plus the Call Premium of $1.8150 = $11.8150 per unit.

Example 2

If the call is related to the Observation Date that falls on September 28, 2010, the Call Amount per unit will be:

$10.0000 plus the Call Premium of $2.7225 = $12.7225 per unit.

Example 3

If the call is related to the Observation Date that falls on March 29, 2011, the Call Amount per unit will be:

$10.0000 plus the Call Premium of $3.6300 = $13.6300 per unit.

The Notes Are Not Called on Any of the Observation Dates

Example 4

The notes are not called on any of the Observation Dates and the hypothetical Ending Value of the Index on the final Observation Date is not less than 732.49, the Threshold Value. The Redemption Amount per unit will therefore be $10.0000.

Example 5

The notes are not called on any of the Observation Dates and the hypothetical Ending Value of the Index on the final Observation Date is less than 732.49, the Threshold Value. The Redemption Amount will be less, and possibly significantly less, than the Original Offering Price of $10 per unit.

If the Ending Value is 691.80, or 85% of the Starting Value, the Redemption Amount will be:

$10 + [$10 x ((691.80 – 732.49) / 813.88) x 100%] = $9.5000 per unit

These examples have been prepared for purposes of illustration only. Your actual return will depend on the Observation Level on the applicable Observation Date, the Ending Value, if applicable, and the term of your investment.

  Summary of the Hypothetical Examples

Notes Are Called on an Observation Date	Observation Date on April 1, 2010	Observation Date on September 28, 2010	Observation Date on March 29, 2011
Starting Value	813.88	813.88	813.88
Call Level	813.88	813.88	813.88
Hypothetical Observation Level on the Observation Date	932.14	881.84	837.73
Return of the Index (excluding any dividends)	14.53%	8.35%	2.93%
Return of the Notes	18.150%	27.225%	36.300%
Call Amount per Unit	$11.8150	$12.7225	$13.6300

Notes Are Not Called on Any Observation Date	Hypothetical Ending Value is Greater than the Threshold Value	Hypothetical Ending Value is Less than the Threshold Value
Starting Value	813.88	813.88
Hypothetical Ending Value	748.77	691.80
Threshold Value	732.49	732.49
Return of the Index (excluding any dividends)	-8.00%	-15.00%
Return of the Notes	0.000%	-5.000%
Redemption Amount per Unit	$10.0000	$9.5000

Risk Factors

An investment in the notes involves significant risks. The following is a list of certain of the risks involved in investing in the notes. You should carefully review the more detailed explanation of risks relating to the notes in the “Risk Factors” sections included in the product supplement STR-1 and MTN prospectus supplement identified below under “Additional Terms.” We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

▪	If the notes are not called, your investment may result in a loss; there is no guaranteed return of principal.

▪	Your return, if any, is limited to the return represented by the Call Premium.

▪	Your yield may be less than the yield on a conventional debt security of comparable maturity.

▪	Your investment return may be less than a comparable investment directly in the stocks included in the Index.

▪	You must rely on your own evaluation of the merits of an investment linked to the Index.

▪

In seeking to provide you with what we believe to be commercially reasonable terms for the notes while providing the selling agents with compensation for their services, we have considered the costs of developing, hedging, and distributing the notes.

▪	We cannot assure you that a trading market for your notes will ever develop or be maintained.

▪	The amount that you receive at maturity or upon a call will not be affected by all developments relating to the Index.

▪	S&P may adjust the Index in a way that affects its value, and S&P has no obligation to consider your interests.

▪

You will have no rights as a securityholder of the securities represented by the Index, and you will not be entitled to receive any of those securities or dividends or other distributions by the issuers of those securities.

▪	Except to the extent that our common stock is included in the Index, we do not control any company included in the Index, and are not responsible for any disclosure made by any other company.

▪

If you attempt to sell notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price.

▪	Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the notes.

▪	Purchases and sales by us and our affiliates may affect your return.

▪	Our trading and hedging activities may create conflicts of interest with you.

▪	Our hedging activities may affect your return on the notes and their market value.

▪	Our business activities relating to the companies represented by the Index may create conflicts of interest with you.

▪	There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent.

▪	The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. See “Certain U.S. Federal Income Taxation Considerations” below.

Investor Considerations

You may wish to consider an investment in the notes if:

▪	You anticipate that the level of the Index will be equal to or higher than the Call Level on any Observation Date and you seek an early exit prior to maturity at a premium in that case.

▪

You are willing to receive a pre-determined return on your investment, capped at the Call Premium, in case the notes are called, regardless of the performance of the Index from the Starting Value to the date on which the notes are called.

▪

You are willing to accept that the notes may not be called prior to the maturity date, in which case your return on your investment will be equal to or less than the $10 Original Offering Price per unit.

▪

You accept that your investment may result in a loss, which could be significant, if the level of the Index decreases below the Threshold Value from the Starting Value to the Ending Value on the final Observation Date.

▪	You are willing to forgo interest payments on the notes, such as fixed or floating rate interest paid on traditional interest bearing debt securities.

▪	You want exposure to the Index with no expectation of dividends or other benefits of owning the stocks included in the Index.

▪

You are willing to accept that there is no assurance that the notes will be listed or remain listed on NYSE Arca. You understand that any listing does not ensure that a trading market will develop for the notes or that there will be liquidity in any trading market. You understand that secondary market prices for the notes, if any, will be affected by various factors, including our perceived creditworthiness.

The notes may not be an appropriate investment for you if:

▪	You want to hold your notes for the full term.

▪	You anticipate that the level of the Index will decrease from the Starting Value to the Ending Value.

▪	You anticipate that the Observation Level will not be equal to or greater than the Call Level on any Observation Date.

▪	You seek a return on your investment that will not be capped at the Call Premium.

▪	You are seeking 100% principal protection or preservation of capital.

▪	You seek interest payments or other current income on your investment.

▪	You want to receive dividends or other distributions paid on the stocks included in the Index.

▪	You want assurances that there will be a liquid market if and when you want to sell the notes prior to maturity.

Other Provisions

We will deliver the notes against payment therefor in New York, New York on a date that is greater than three business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

If you place an order to purchase these offered securities, you are consenting to each of MLPF&S and its broker-dealer affiliate First Republic Securities Company, LLC acting as a principal in effecting the transaction for your account. MLPF&S is acting as an underwriter and/or selling agent for this offering and will receive underwriting compensation from BAC.

Supplement to the Plan of Distribution

MLPF&S and First Republic Securities Company, LLC, each a broker-dealer subsidiary of BAC, are members of the Financial Industry Regulatory Authority, Inc. (formerly the National Association of Securities Dealers, Inc. (the “NASD”)) and will participate in the distribution of the notes. Accordingly, offerings of the notes will conform to the requirements of NASD Rule 2720. In the original offering of the notes, the notes will be sold in minimum investment amounts of 100 units.

MLPF&S and First Republic Securities Company, LLC may use this Note Prospectus for offers and sales in secondary market transactions and market-making transactions in the notes but are not obligated to engage in such secondary market transactions and/or market-making transactions. MLPF&S and First Republic Securities Company, LLC may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market prices at the time of the sale.

The Index

The S&P 500® Index

All disclosures contained in this term sheet regarding the Index, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, S&P. S&P, which owns the copyright and all other rights to the Index, has no obligation to continue to publish, and may discontinue publication of, the Index. The consequences of S&P discontinuing publication of the Index are discussed in the section of product supplement STR-1 entitled “Description of the Notes—Discontinuance of a Non-Exchange Traded Fund Market Measure.” Neither we, the calculation agent, nor MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Index or any successor index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of February 27, 2009, 411 companies or 81.6% of the market capitalization of the Index traded on the New York Stock Exchange, 89 companies or 18.4% of the market capitalization of the Index traded on The NASDAQ Stock Market; and no companies traded on the NYSE Alternext U.S. stock exchange (formerly known as the American Stock Exchange). As of February 27, 2009, the aggregate market value of the companies included in the Index represented approximately 75% of the aggregate market value of stocks included in the Standard & Poor’s Stock Guide Database of domestic common stocks traded in the U.S., excluding American depositary receipts, limited partnerships and mutual funds.

S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its Stock Guide Database of over 10,000 companies, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock generally is responsive to changes in the affairs of the respective industry, and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index, with the approximate percentage of the market capitalization of the Index included in each group as of February 27, 2009 indicated in parentheses: Consumer Discretionary (8.4%), Consumer Staples (13.4%), Energy (13.8%), Financials (9.8%), Health Care (15.6%), Industrials (9.8%), Information Technology (17.4%), Materials (3.1%), Telecommunication Services (4.1%), and Utilities (4.5%). S&P from time to time, in its sole discretion, may add companies to, or delete companies from, the Index to achieve the objectives stated above.

S&P calculates the Index by reference to the prices of the constituent stocks of the Index without taking account of the value of dividends paid on those stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the Index constituent stocks and received the dividends paid on those stocks.

Computation of the Index

While S&P currently employs the following methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the payment on the notes.

Historically, the market value of any component stock of the Index was calculated as the product of the market price per share and the number of the then outstanding shares of such component stock. In March 2005, S&P began shifting the Index half way from a market capitalization weighted formula to a float-adjusted formula, before moving the Index to full float adjustment on September 16, 2005. S&P’s criteria for selecting stocks for the Index did not change by the shift to float adjustment. However, the adjustment affects each company’s weight in the Index.

Under float adjustment, the share counts used in calculating the Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the U.S. or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a U.S. company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The Index is calculated using a base-weighted aggregate methodology. The level of the Index reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed value of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the Index is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the Index, it serves as a link to the original base period level of the Index. The index divisor keeps the Index comparable over time and is the manipulation point for all adjustments to the Index, which is index maintenance.

Index Maintenance

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the Index, and do not require index divisor adjustments.

To prevent the level of the Index from changing due to corporate actions, corporate actions which affect the total market value of the Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the Index remains constant and does not reflect the corporate actions of individual companies in the Index. Index divisor adjustments are made after the close of trading and after the calculation of the Index closing level.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.00% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units, or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two days prior.

Changes in IWFs of more than ten percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in IWFs will be made annually, in September, when IWFs are reviewed.

The following graph sets forth the monthly historical performance of the Index in the period from January 2004 through February 2009. This historical data on the Index is not necessarily indicative of the future performance of the Index or what the value of the notes may be. Any historical upward or downward trend in the level of the Index during any period set forth below is not an indication that the Index is more or less likely to increase or decrease at any time over the term of the notes. On the pricing date, the closing level of the Index was 813.88.

Before investing in the notes, you should consult publicly available sources for the levels and trading pattern of the Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in the Index and financial markets generally exhibiting greater volatility than in earlier periods.

License Agreement

S&P does not guarantee the accuracy and/or the completeness of the Index or any data included in the Index. S&P shall have no liability for any errors, omissions, or interruptions in the Index. S&P makes no warranty, express or implied, as to results to be obtained by MLPF&S, us, holders of the notes or any other person or entity from the use of the Index or any data included in the Index in connection with the rights licensed under the license agreement described in this term sheet or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Index or any data included in the Index. Without limiting any of the above information, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages, including lost profits, even if notified of the possibility of these damages.

S&P and MLPF&S have entered into a non-exclusive license agreement providing for the license to MLPF&S, in exchange for a fee, of the right to use the Index in connection with this offering. The license agreement provides that the following language must be stated in this term sheet:

The notes are not sponsored, endorsed, sold, or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general stock market performance. S&P’s only relationship to MLPF&S and to us (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed, and calculated by S&P without regard to MLPF&S, us or the notes. S&P has no obligation to take the needs of MLPF&S, our needs or the needs of the holders of the notes into consideration in determining, composing, or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the notes, prices at which the notes are to initially be sold, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the notes.

Summary Tax Consequences

You should consider the U.S. federal income tax consequences of an investment in the notes, including the following:

•

You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the notes for all tax purposes as a callable single financial contract linked to the Index that requires you to pay us at inception an amount equal to the purchase price of the notes and that entitles you to receive at maturity or upon earlier redemption an amount in cash linked to the level of the Index.

•

Under this characterization and tax treatment of the notes, upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the notes prior to maturity, you generally will recognize capital gain or loss. This capital gain or loss generally will be long-term capital gain or loss if you hold the notes for more than one year.

Certain U.S. Federal Income Taxation Considerations

Set forth below is a summary of certain U.S. federal income tax considerations relating to an investment in the notes. The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “U.S. Federal Income Tax Summary” in product supplement STR-1, which you should carefully review prior to investing in the notes.

General. Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat the notes for all tax purposes as a callable single financial contract linked to the Index that requires you to pay us at inception an amount equal to the purchase price of the notes and that entitles you to receive at maturity or upon earlier redemption an amount in cash linked to the level of the Index. Under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes as described in the preceding sentence. This discussion assumes that the notes constitute a callable single financial contract linked to the Index for U.S. federal income tax purposes. If the notes did not constitute a callable single financial contract, the tax consequences described below would be materially different.

This characterization of the notes is not binding on the Internal Revenue Service (“IRS”) or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in product supplement STR-1. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations. The discussion in this section and in the section entitled “U.S. Federal Income Tax Summary” in product supplement STR-1 assume that there is a significant possibility of a significant loss of principal on an investment in the notes.

Settlement at Maturity or Sale, Exchange, or Redemption Prior to Maturity. Assuming that the notes are properly characterized and treated as callable single financial contracts linked to the Index for U.S. federal income tax purposes, upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the notes prior to maturity, a U.S. Holder (as defined in product supplement STR-1) generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s basis in the notes. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder holds the notes for more than one year. The deductibility of capital losses is subject to limitations.

Possible Future Tax Law Changes. On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing, and character of income, gain, or loss in respect of the notes, possibly with retroactive effect. The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Internal Revenue Code of 1986, as amended, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset. We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating the notes for U.S. federal income tax purposes in the manner described herein unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. See the discussion under the section entitled “U.S. Federal Income Tax Summary” in product supplement STR-1.

Additional Terms

You should read this term sheet, together with the documents listed below, which together contain the terms of the notes and supersede all prior or contemporaneous oral statements as well as any other written materials. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the sections indicated on the cover of this term sheet. The notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

You may access the following documents on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

▪	Product supplement STR-1 dated January 2, 2009:

http://sec.gov/Archives/edgar/data/70858/000119312509000237/d424b5.htm

▪	Series L MTN prospectus supplement dated April 10, 2008 and prospectus dated May 5, 2006:

http://sec.gov/Archives/edgar/data/70858/000119312508079745/d424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 70858.

We have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the product supplement, the prospectus supplement, and the prospectus in that registration statement, and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may get these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, we, any agent or any dealer participating in this offering will arrange to send you the Note Prospectus if you so request by calling MLPF&S toll-free 1-866-500-5408.

Structured Investments Classification

MLPF&S classifies certain structured investments (the “Structured Investments”), including the notes, into four categories, each with different investment characteristics. The description below is intended to briefly describe the four categories of Structured Investments offered: Principal Protection, Enhanced Income, Market Participation, and Enhanced Participation. A Structured Investment may, however, combine characteristics that are relevant to one or more of the other categories. As such, a category should not be relied upon as a description of any particular Structured Investment.

Principal Protection: Principal Protected Structured Investments offer full or partial principal protection at maturity, while offering market exposure and the opportunity for a better return than may be available from comparable fixed income securities. Principal protection may not be achieved if the investment is sold prior to maturity.

Enhanced Income: Structured Investments offering enhanced income may offer an enhanced income stream through interim fixed or variable coupon payments. However, in exchange for receiving current income, investors may forfeit upside potential on the underlying asset. These investments generally do not include the principal protection feature.

Market Participation: Market Participation Structured Investments can offer investors exposure to specific market sectors, asset classes, and/or strategies that may not be readily available through traditional investment alternatives. Returns obtained from these investments are tied to the performance of the underlying asset. As such, subject to certain fees, the returns will generally reflect any increases or decreases in the value of such assets. These investments are not structured to include the principal protection feature.

Enhanced Participation: Enhanced Participation Structured Investments may offer investors the potential to receive better than market returns on the performance of the underlying asset. Some structures may offer leverage in exchange for a capped or limited upside potential and also in exchange for downside risk. These investments are not structured to include the principal protection feature.

The classification of Structured Investments is meant solely for informational purposes and is not intended to fully describe any particular Structured Investment nor guarantee any particular performance.

Product Supplement No. STR-1
(To Prospectus dated May 5, 2006
and Series L Prospectus Supplement dated April 10, 2008)
January 2, 2009

Strategic Accelerated Redemption Securities®

•

Strategic Accelerated Redemption Securities® (the “notes”) are unsecured senior notes issued by Bank of America Corporation. The notes are not principal protected, and we will not pay interest on the notes.

•

This product supplement describes the general terms of the notes and the general manner in which they may be offered and sold. For each offering of the notes, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

•

The term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more exchange traded funds, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index or mortgage index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

•

The notes will be automatically called if the Observation Level (as defined below) of the applicable Market Measure on any Observation Date (as defined below) is greater than or equal to the applicable Call Level (as defined below) for that Observation Date, all as set forth in the applicable term sheet. If the notes are called, you will receive a cash payment for each unit of notes (the “Call Amount”) that will be set forth in the applicable term sheet. If specified in the applicable term sheet, your notes may be “bear notes,” which will be called if the Observation Level of the applicable Market Measure on any Observation Date is less than or equal to the applicable Call Level for that Observation Date. Except where otherwise specifically provided in this product supplement, all references in this product supplement to “notes” shall be deemed to include a reference to bear notes.

•

At maturity, if the notes have not been called, for each unit of notes you own, you will receive a cash payment (the “Redemption Amount”) based on the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement.

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If the Ending Value is greater than or equal to (or, in the case of bear notes, less than or equal to) the “Threshold Value” specified in the applicable term sheet, you will receive the Original Offering Price (as defined below) per unit. We will determine the Threshold Value on the pricing date of the notes, which will be the date the notes are priced for initial sale to the public.

•

If the Ending Value is less than (or, in the case of bear notes, greater than) the Threshold Value, you will lose a percentage of the principal amount of your notes based on the percentage decline (or, in the case of bear notes, percentage increase) in the value of the Market Measure in excess of the Threshold Value, from the Starting Value to the Ending Value, multiplied by a “Leverage Factor” specified in the applicable term sheet. The applicable Leverage Factor may be 100%.

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The notes will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable term sheet (the “Original Offering Price”). The term sheet may also set forth a minimum number of units that you must purchase.

•

If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

•	One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer the notes.

The notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors ” beginning on page S-10. You may lose some or all of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

Strategic Accelerated Redemption Securities® is a registered service mark of our subsidiary, Merrill Lynch & Co., Inc.

SUMMARY

This product supplement relates only to the notes and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand the notes. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet and any applicable index supplement, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet or index supplement is inconsistent with this product supplement, that term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet and any index supplement. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet and any index supplement, is accurate only as of the date on their respective front covers.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The notes will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the notes, including any repayment of principal, will be subject to our credit risk. Each series of notes will mature on the date set forth in the applicable term sheet, unless we call the notes on an earlier date, as described in this product supplement and in the applicable term sheet. The notes are not principal protected.

The notes are designed for investors who seek an early exit prior to maturity at a premium if the value of the applicable Market Measure (such as the level of an index or the price of a share of an exchange traded fund) is at or above (or, in the case of bear notes, at or below) its applicable Call Level on the relevant Observation Date. You should be willing to lose some or all of your principal if the notes are not called prior to their maturity, and the applicable Market Measure has declined below (or, in the case of bear notes, has increased above) the Threshold Value on the final Observation Date shortly before the maturity date. The notes may or may not pay periodic interest. Unless specified in the applicable term sheet, your notes will not pay interest. You must be willing to forgo interest payments on your investment (such as fixed or floating interest rates paid on conventional non-callable debt securities) if the notes are non-interest bearing, accept a return that will not exceed the Call Amount, and bear the risk of loss of all or substantially all of your investment. You should also be aware that the automatic call feature may shorten the term of an investment in the notes, and be willing to accept that your notes may be called on any Observation Date. The Call Level, Observation Dates, Threshold Value, and Call Amount will be set forth in the applicable term sheet.

Are the notes equity or debt securities?

The notes are our senior debt securities. However, the notes will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, they will not be principal protected, and unless otherwise specified in the applicable term sheet, you will not receive interest payments.

If the notes are called prior to the maturity date, the total cash amount that you will receive as payment on the notes will equal the Call Amount specified in the applicable term sheet. If the notes are not called prior to the maturity date, you may receive an amount that is less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the notes. We describe below how this amount at maturity is determined.

Will you receive interest on the notes?

Unless otherwise specified in the applicable term sheet, you will not receive any interest payments on the notes. If the applicable term sheet provides for the payment of interest on the notes, the applicable term sheet will indicate the relevant terms on which you will receive interest payments. See “Description of the Notes—Interest.”

Is it possible for you to lose some or all of your investment in the notes?

Yes. Unless the applicable term sheet provides for the payment of interest on the notes, you will only earn a positive return on your notes if they are automatically called prior to their maturity date, as described in this product supplement and the applicable term sheet. If your notes are not called prior to maturity, your investment in the notes will not yield a positive return.

Further, if the Ending Value is less than (or, in the case of bear notes, greater than) the applicable Threshold Value on the final Observation Date shortly before the maturity date, then you will receive at maturity a cash amount that is less than the Original Offering Price of your notes.

As a result, you may lose all or a substantial portion of the amount that you invested to purchase the notes. Further, if you sell the notes prior to maturity, you may find that the market value per unit is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•	U.S. broad-based equity indices;

•	U.S. sector or style-based equity indices;

•	non-U.S. or global equity indices;

•	commodity-based indices;

•	exchange traded funds;

•	the value of one or more commodities, equity securities, or other assets;

•

any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, mortgage index, or interest rate; or

•	any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your notes.

Under what circumstances will the notes be called?

The notes will automatically be called on an Observation Date if the Observation Level of the Market Measure on that Observation Date is greater than or equal to (or, in the case of bear notes, is less than or equal to) the applicable Call Level set forth in the applicable term sheet. We cannot otherwise redeem the notes at any earlier date.

What will you receive if we call the notes?

If your notes are called, you will receive the Call Amount applicable to such Observation Date. The Call Amount will be equal to the Original Offering Price per unit plus the Call Premium. The “Call Premium” will be a percentage of the Original Offering Price that will be set forth in the applicable term sheet. If the notes are automatically called on an Observation Date other than the final Observation Date, we will redeem each note and pay the applicable Call Amount on the fifth Banking Business Day (as defined below) after the applicable Observation Date, subject to postponement as described in the section entitled “Description of the Notes—Automatic Call.” If the Notes are called on the final Observation Date, we will redeem each Note and pay the Call Amount on the maturity date.

How is the payment at maturity calculated?

If your notes are not called, then at maturity, subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive the Redemption Amount per unit of notes that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per unit; or

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x	(	Ending Value - Threshold Value	)	x Leverage Factor	)
Starting Value

In the case of bear notes, the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price; or

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x	(	Threshold Value - Ending Value	)	x Leverage Factor	)
Starting Value

The “Threshold Value” will represent a percentage of the Starting Value, and will be determined on the pricing date and set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for each note will be less than the Original Offering Price if there is any decrease (or, in the case of bear notes, increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Leverage Factor” represents a percentage of any decline (or, in the case of bear notes, an increase) beyond the Threshold Value that will be reflected in the Redemption Amount, and will be set forth in the applicable term sheet. The Leverage Factor may equal 100%, but will not be greater than a number that, considering the Threshold Value, could cause you to lose more than your entire investment in the notes.

Unlike ordinary debt securities, the notes are not principal protected, and you may receive a Redemption Amount that is less than the Original Offering Price of your notes. In either case, in no event will the Redemption Amount be less than zero.

How will the Starting Value, Ending Value, and Observation Level be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will be:

•

as to Market Measures other than exchange traded funds, the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such date or dates other than the pricing date as specified in the applicable term sheet) as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of the Notes—Determining the Observation Level, the Starting Value, and the Ending Value”; and

•

as to exchange traded fund Market Measures, the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. to 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet.

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of the Notes—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, the “Ending Value” will be:

•	as to Market Measures other than exchange traded funds, the closing value of the Market Measure on the final Observation Date; and

•	as to exchange traded fund Market Measures, the Closing Market Price (as defined below) of the Market Measure on the final Observation Date multiplied by the Price Multiplier (as defined below).

Unless otherwise specified in the applicable term sheet, the “Observation Level” will be:

•	as to Market Measures other than exchange traded funds, the closing value of the Market Measure on any Observation Date; and

•	as to exchange traded fund Market Measures, the Closing Market Price of the Market Measure on any Observation Date multiplied by the Price Multiplier.

See “Description of the Notes—Determining the Observation Level, the Starting Value, and the Ending Value.”

Is the return on the notes limited in any way?

Yes. Unless the applicable term sheet provides for the payment of interest on the notes, you will only receive a positive return on the notes if your notes are called. Even if the notes are called, unless otherwise provided in the applicable term sheet, your return on the notes will be limited to the Original Offering Price plus the applicable Call Premium. As a result, your participation in any upside potential (or, in the case of bear notes, downside potential) of the Market Measure underlying your notes will not be greater than the Call Premium. Each term sheet will set forth examples of hypothetical Ending Values, Call Levels, and Threshold Values, and the impact of the call feature on your notes.

Who will determine the amounts payable on notes?

The calculation agent will make all the calculations associated with the notes, such as determining the Observation Level, the Starting Value, the Ending Value, the Threshold Value, the Call Level, and the Redemption Amount. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No. An investment in the notes does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure or in an exchange traded fund Market Measure, or in any futures contract for a commodity included in the Market Measure. If the Market Measure is not an exchange traded fund Market Measure, or is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure. The notes will be payable only in U.S. dollars.

Who are the selling agents for the notes?

One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of the notes and will receive a commission or underwriting discount based on the number of units of the notes sold. None of the selling agents is your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

We have registered the notes with the SEC in the United States. However, we will not register the notes for public distribution in any jurisdiction other than the United States. The selling agents may solicit offers to purchase the notes from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Supplemental Plan of Distribution—Selling Restrictions” in the prospectus supplement.

Will the notes be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Market Disruption Events.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as

“ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in the notes is subject to risk. The notes are not principal protected. Please refer to the section entitled “Risk Factors” beginning on page S-10 of this product supplement and page S-4 of the prospectus supplement. If the applicable term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any notes.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

General Risks Relating to the Notes

If the notes are not called, your investment may result in a loss; there is no guaranteed return of principal. The notes are not principal protected. The notes differ from ordinary debt securities in that we will not pay you a fixed amount at maturity. Our payout to you will depend on whether your notes are called prior to the maturity date, and the direction of and percentage change in the value of the Market Measure on the relevant Observation Dates. If your notes are not called, you will receive on the maturity date a Redemption Amount that may be less than or equal to, but will not be greater than, the Original Offering Price of your notes. As a result, you may lose all or a substantial portion of your investment.

If your notes are not called, and the Ending Value is below (or, in the case of bear notes, above) the Threshold Value on the final Observation Date, the Redemption Amount will be reduced by an amount equal to the percentage decrease below the Threshold Value (or, in the case of bear notes, the percentage increase above the Threshold Value) relative to the Starting Value, multiplied by the Leverage Factor. As a result, you may receive less, and possibly substantially less, than the Original Offering Price. The Leverage Factor may equal 100% (in which case the downside would be unleveraged), and will not be greater than a number that, considering the Threshold Value, could cause you to lose more than your entire investment in the notes.

Your return, if any, is limited to the Call Premium plus any interest paid on the notes. If the Observation Level of the Market Measure on any of the Observation Dates is greater than or equal to (or, in the case of bear notes, less than or equal to) the Call Level, the notes will be automatically called by us on that Observation Date. If the notes are automatically called, the amount payable on the notes will be the Call Amount, which is equal to the Original Offering Price plus the Call Premium applicable to the relevant Observation Date on which the notes are called (in addition to any accrued and unpaid interest in the case of interest bearing notes), regardless of the appreciation (or, in the case of bear notes, depreciation) of the Market Measure. In other words, unless the applicable term sheet provides that we will pay interest on your notes, your return is capped at the Call Premium.

Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield that you receive on the notes, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. Your return on the notes, if any, will not exceed the applicable Call Amount plus any interest paid on the notes. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of those components. Similarly, in the case of bear notes, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the applicable value of the Market Measure or components of the Market Measure. Your return on the notes, if any, also will not reflect the return you would realize if you actually owned those securities or commodities underlying the

Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Observation Level on various Observation Dates, and the Ending Value, will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of bear notes, you may not receive the benefit of any decreases in the value of the applicable currency.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, our affiliates may express views on expected movements in a Market Measure, the components of a Market Measure, or an index underlying an exchange traded fund Market Measure (the “Underlying Index”), as the case may be, and may do so at present or in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, its components, and any applicable Underlying Index from multiple sources, and you should not rely on the views expressed by our affiliates.

In seeking to provide you with what we believe to be commercially reasonable terms for the notes while providing MLPF&S or any other selling agents with compensation for its services, we have considered the costs of developing, hedging, and distributing the notes. In determining the economic terms of the notes, and consequently the potential return on the notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering the notes. In structuring the economic terms of the notes, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable selling agent with compensation for its services in developing the securities. The price, if any, at which you could sell your notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the notes, namely the selling agent commissions or underwriting discount paid in respect of the notes and other costs associated with the notes, and compensation for developing and hedging the product. The quoted price of any of our affiliates for the notes, or the listed price in the case of listed notes, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Market Measure to which your notes are linked and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your notes in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price included, and secondary market prices are likely to exclude, selling agent commissions or underwriting discounts paid with respect to, and the developing and hedging costs associated with, the notes.

We cannot assure you that a trading market for your notes will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list the notes on any securities exchange. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that it will remain listed for the entire term of the notes. We cannot predict how the notes will trade in any secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop for the notes, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for the notes will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited. We anticipate that one or more of the selling agents will act as a market-maker for the notes that it offers, but it is not required to do so. Any such selling agent may discontinue its market-making activities as to any series of notes at any time. To the extent that a selling agent engages in any market-making activities, it may bid for or offer any series of the notes. Any price at which the selling agent may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that may be used by that selling agent, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those notes might otherwise trade in the market.

In addition, if at any time the applicable selling agent were to cease acting as a market-maker as to any series of the notes, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

The amount that you receive at maturity or upon a call will not be affected by all developments relating to the Market Measure. The values of the Market Measure during the term of the notes other than on the Observation Dates will not be reflected in the amount that you receive at maturity or upon a call. The calculation agent will calculate the amount to be paid at maturity or upon a call solely by reference to the value of the Market Measure on the applicable Observation Dates. No other values of the Market Measure will be taken into account. As a result, your notes may not be called, and you may receive at maturity less than the Original Offering Price of your notes, even if the value of the Market Measure has increased (or in the case of bear notes, decreased) at certain times during their term before decreasing to a value below the applicable Call Level and Threshold Value (or, in the case of bear notes, increasing to a value above the Call Level or Threshold Value) on the applicable Observation Dates.

If the Market Measure to which your notes are linked is a Basket, changes in the value of one or more Basket Components may be offset by changes in the value of one or more other Basket Components. The Market Measure of your notes may consist of a Basket. In such a case, a change in the value of one or more of the Basket Components may not correlate with changes in the value of one or more of the other Basket Components. The value of one or more Basket Components may increase while the value of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bear notes. Therefore, in calculating the Market Measure on any Observation Date, increases (or in the case of bear notes, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of bear notes, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the value of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

The respective publishers of the Market Measures, or the sponsors or publishers of exchange traded fund Market Measures or the Underlying Index (each a “Market Measure Publisher”), may adjust such Market Measures, any component of a Market Measure, or the Underlying Index in a way that affects its value, and these respective Market

Measure Publishers have no obligation to consider your interests. The Market Measure Publishers can add, delete, or substitute the components included in a Market Measure or Underlying Index or make other methodological changes that could change the value of such Market Measure or Underlying Index. You should realize that the changing of companies, commodities, or other components included in a Market Measure or Underlying Index may affect such Market Measure or Underlying Index, as a newly added component may perform significantly better or worse than the component it replaces. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure or Underlying Index. Any of these actions could adversely affect the value of the notes. In the case of an exchange traded fund Market Measure, this could result in the early redemption of your notes. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure or Underlying Index.

Exchange rate movements may impact the value of the notes. The notes will be denominated in U.S. dollars. If the value of a Market Measure, or any component of the Market Measure or an Underlying Index, is traded in a currency other than U.S. dollars and, for purposes of the Market Measure or the Underlying Index, is converted into U.S. dollars or another currency, then the amount payable on the notes on the maturity date or upon a call may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or, in the case of bear notes, decreases) against the currencies of the Market Measure, its components, or the Underlying Index, the value of the Market Measure, its underlying components, or the Underlying Index may be adversely affected. In such a case, the value of the applicable Market Measure may not reach the Call Level as of any Observation Date, your notes therefore will not be called, and any Redemption Payment that you receive based upon the Ending Value on the final Observation Date may be less than the Original Offering Price of the notes.

Unless otherwise stated in the applicable term sheet, the payment at maturity, or upon an automatic call of the notes, will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the Market Measure and its components, or the Underlying Index, and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your notes, or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Whether or not your notes will be called prior to the maturity date and, if not called, the Redemption Amount, is determined by reference to the value of the Market Measure on the applicable Observation Dates.

Consequently, the market value of the notes at any time will depend substantially on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities or commodities of the Market Measure and, in the case of exchange traded fund Market Measures, the components of the Underlying Index, are traded, and the market segments of which these securities or commodities are a part. Even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable upon an automatic redemption or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Observation Level or Ending Value, as applicable, is determined. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above the applicable Call Level (or in the case of bear notes is more than, or not sufficiently less than the Call Level), then you may receive less than the Original Offering Price of your notes. In general, the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, while the reverse will be the case as to bear notes. However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate. In addition, because the amount payable on the notes upon an automatic redemption will not exceed the applicable Call Amount, we do not expect that the notes will trade in the secondary market above that Call Amount. Similarly, if the notes are not automatically called on any Observation Date, your return will be limited to the Original Offering Price,

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of the notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of notes. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of the notes. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your notes may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and, conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of the notes may be adversely affected.

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Dividend Yields. In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your notes will increase. We anticipate the opposite to apply with respect to bear notes.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”). An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Market Measure of your notes includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value on your notes. The amount payable on the notes on the maturity date, and whether your notes will be automatically called on any Observation Date, may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure. If the Market Measure of your notes includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your notes.

In general, assuming all relevant factors are held constant, we anticipate that the effect on the market value of any series of the notes based on a given change in most of the factors listed above will be less if it occurs later in the term of the notes than if it occurs earlier in their term. However, we expect that the effect on the market value of the notes of a given change in the value of the Market Measure will be greater if it occurs closer to an Observation Date than if it occurs at other points in the term of the notes.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the notes. The notes are our senior unsecured debt securities. As a result, your receipt of the amount payable to you upon an automatic call of the notes or at maturity is dependent upon our ability to repay our obligations on the applicable redemption date or the maturity date. This will be the case even if the value of the Market Measure increases (or, in the case of bear notes, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the applicable redemption date or maturity date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Purchases and sales by us and our affiliates may affect your return. We and our affiliates may from time to time buy or sell the Market Measures, components of Market Measures or an Underlying Index, or futures or options contracts on Market Measures or components of the Market Measures or an Underlying Index for our own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under the notes. These transactions could affect the value of these components and, in turn, the value of a Market Measure or Underlying Index in a manner that could be adverse to your investment in the notes. Any purchases or sales by us, our affiliates, or others on our behalf on or before the pricing date of the notes may temporarily increase or decrease the values of a Market Measure, an Underlying Index, or a component of a Market Measure or an Underlying Index. Temporary increases or decreases in the market values of the Market Measure or a component of a Market Measure may also occur as a result of the purchasing activities of other market participants. Consequently, the values of such Market Measure or component may change subsequent to the pricing date of an issue of notes, affecting the value of the Market Measure and therefore the market value of the notes.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including MLPF&S, may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell securities, commodities, or other assets represented by the Market Measure or futures or options contracts on the applicable indices or commodities for our own accounts, for business reasons, or in connection with hedging our obligations under notes. We also may issue, or our affiliates may underwrite, other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in the notes.

We expect to enter into one or more arrangements to hedge the market risks associated with our obligation to pay the amounts due under notes. We may seek competitive terms in entering into the hedging arrangements for the notes, but are not required to do so, and we may enter into such hedging arrangements with one of our subsidiaries or affiliates. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We or our affiliates may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase (or in the case of bear notes, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of notes and in connection with the determination of the Ending Value, or upon a call, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of particular notes. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in the notes, could be adverse to your interests as a beneficial owner of the notes.

Our hedging activities may affect your return at maturity and the market value of notes. One or more of our affiliates, including MLPF&S, may engage in hedging activities that may affect the value of the Market Measure. Accordingly, our hedging activities may increase or decrease the market value of the notes prior to maturity, including on any Observation Date, and the payment that you may receive at maturity. In addition, we or one or more of our affiliates, including MLPF&S, may purchase or otherwise acquire a long or short position in notes. We or one of our affiliates, including MLPF&S, may hold or resell notes. Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect that value and the market value of the notes prior to maturity, the amount you may receive at maturity, the Redemption Amount, or whether the notes will be called.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will determine each Observation Level, the Starting Value, the Threshold Value, the Ending Value, the Call Amount, and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our affiliate’s status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of an index is discontinued. See the sections entitled “Description of the Notes — Market Disruption Events,” “—Anti-Dilution and Discontinuance, Adjustments for Exchange Traded Fund Linked Notes,” “—Adjustments to a Market Measure” and “—Discontinuance of a Non-Exchange Traded Fund Market Measure.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we expect to control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain. If the notes do not provide for the payment of interest, then under the terms of the notes, you will have agreed with us to treat the notes as a callable single financial contract, as described under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income or loss with respect to the notes may differ. No ruling will be requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your notes are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of those securities. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the notes will not make you a holder of any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your notes upon any automatic call or at maturity may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the amount payable to you upon any automatic call or on the maturity date by reference to the Observation

Level of the Market Measure on the applicable Observation Date. Additionally, the values of certain equity based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks. Your notes will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets. Equity-based Market Measures that include stocks traded on foreign exchanges are computed by reference to the value of the equity securities of companies listed on a foreign exchange or exchanges. Therefore, the return on the notes will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable term sheet, we do not control any company included in an equity-based Market Measure and are not responsible for any disclosure made by any other company. We currently, or in the future, may engage in business with companies represented by an equity-based Market Measure. However, neither we nor any of our affiliates, including MLPF&S, have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Market Measure. In addition, neither we nor any of our affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of the notes or will have any obligation of any sort with respect to the notes. As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the notes.

Our business activities relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you. We and our affiliates, including the MLPF&S, at the time of any offering of the notes or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may affect the market value of your notes. We, or any of our affiliates, do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The composition of those companies does not reflect any investment recommendations from us or our affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your notes are linked is commodity-based, ownership of the notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure. If the Market Measure to which your notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of the notes.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your notes in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of the notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of the notes. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of the notes.

Notes linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in the notes linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because notes linked to a commodity-based Market Measure will not be interests in a commodity pool, such notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based Market Measure will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in these markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Risks Relating to Exchange Traded Fund Market Measures

If the Market Measure to which your notes are linked is an exchange traded fund, there are liquidity and management risks associated with the Market Measure. Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to exchange traded fund Market Measures, we cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the notes and the amount payable on the notes, and the investment adviser has no obligation to consider your interests. The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions, or substitutions of securities or other investments held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the amount payable on the notes upon automatic call or on the maturity date and the market value of the notes and before maturity or automatic call. The amount payable on your notes and its value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of your note. If events such as these occur or if the closing price per share of the Market Measure is not available on an Observation Date, the calculation agent may determine the closing price per share of the Market Measure on such Observation Date; as a result, the calculation agent would determine whether the notes will be called on any Observation Date, and/or the Redemption Amount payable on the maturity date, in a manner it considers appropriate, in its sole discretion.

If the Market Measure to which your notes are linked is an exchange traded fund, the performance of the Market Measure and the performance of the Underlying Index may vary. The performance of the Market Measure and that of its Underlying Index generally will vary due to transaction costs, certain corporate actions, and timing variances. If the Market Measure maintains a “representative sampling” strategy as to the Underlying Index, the performance of the Market Measure will differ to some degree from that of the Underlying Index.

In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Market Measure may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes to the extent dependent on the return of the Market Measure may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

If the Market Measure to which your notes are linked is an exchange traded fund, time zone differences between the cities where the Underlying Index and Market Measure trade may create discrepancies in trading levels. As a result of the time zone difference, if applicable, between the cities where the securities comprising the Underlying Index trade and where the shares of the Market Measure trade, there may be discrepancies between the values of the Underlying Index and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the Underlying Index remaining unchanged for multiple trading days in the city where the shares of the Market Measure trade. Conversely, there may be periods in which the foreign securities markets are open, but the securities market on which the Market Measure trades is closed.

If the Market Measure to which your notes are linked is an exchange traded fund, risks associated with the Underlying Index, or underlying assets of the exchange traded fund, will affect the share price of the Market Measure and hence, the value of the notes. Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and which performance may be designed to track the performance of an Underlying Index. While the notes are linked to the exchange traded fund Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the notes. Some of the risks that relate to an Underlying Index include those discussed above in this product supplement in relation to equity based- and commodity-based Market Measures, which you should review before investing in the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing the notes.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under notes.

DESCRIPTION OF THE NOTES

General

Each series of notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series L” that will be issued under the Senior Indenture, as amended and supplemented from time to time. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of notes will be set forth in the applicable term sheet.

The notes are not principal protected.

Unless automatically called prior to the maturity date according to its terms, the notes will mature on the maturity date set forth in the applicable term sheet. We cannot otherwise redeem the notes on any earlier date, except as described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.”

The notes are not subject to any sinking fund.

We will issue the notes in the denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of notes will be set forth in the applicable term sheet. You may transfer notes only in whole units.

Interest

Unless otherwise specified in the applicable term sheet, the notes will not bear interest. If the notes provide for the payment of interest, the applicable term sheet will set forth the relevant terms on which you will receive interest payments, including, but not limited to, (a) whether the interest rate will be fixed or variable, and if fixed, the rate or rates per annum, (b) the method or basis for determining any variable interest rates, (c) the interest payment dates and record dates, (d) the interest reset dates for variable interest rates, (e) any contingencies relating to such interest becoming payable to holders of the notes, and (f) the business day convention.

Automatic Call

The notes will be called, in whole but not in part, if the Observation Level of the Market Measure on any Observation Date is greater than or equal to (or, in the case of bear notes, less than or equal to) the Call Level set forth in the applicable term sheet. The “Call Level” is the value of the Market Measure which will trigger an automatic call on an Observation Date.

If the notes are called, for each unit of notes that you own on the relevant Observation Date, we will pay you the Call Amount. The “Call Amount” will be equal to the Original Offering Price per unit plus the Call Premium per unit. The “Call Premium” will be a percentage of the Original Offering Price.

The Observation Dates and the related Call Amounts and Call Premium will be specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, if the notes are automatically called on an Observation Date other than the final Observation Date, we will redeem the notes and pay the applicable Call Amount on the fifth Banking Business Day after the applicable Observation Date, subject to postponement as described below. If the notes are called on the final Observation Date, we will redeem the notes and pay the Call Amount on the maturity date.

Unless otherwise indicated in the applicable term sheet, if an Observation Date (other than a final Observation Date) is not a Market Measure Business Day (as defined below), or a trading day in the case of notes linked to an exchange traded fund, or if there is a Market Disruption Event on such day, the applicable Observation Date will be the immediately succeeding Market Measure Business Day or trading day, as applicable, during which no Market Disruption Event shall have occurred or is continuing; provided that the Observation Level will not be determined on a date later than the tenth scheduled Market Measure Business Day after the scheduled Observation Date, and if such day is not a Market Measure Business Day, or if there is a Market Disruption Event on such date, the calculation agent will determine the Observation Level (or, if not determinable, estimate) in a manner which is considered commercially reasonable under the circumstances on such tenth scheduled Market Measure Business Day.

If the final Observation Date is not a Market Measure Business Day (or, if the Market Measure is based on an exchange traded fund, a trading day) or if there is a Market Disruption Event on such day, the final Observation Date will be the immediately succeeding Market Measure Business Day (or, if the Market Measure is based on an exchange traded fund, the immediately succeeding trading day) during which no Market Disruption Event shall have occurred or is continuing; provided that the closing value of the Market Measure will be determined (or, if not determinable, estimated) by the calculation agent in a manner which is considered commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that scheduled Market Measure Business Day. In such an event, for commodity-based Market Measures, the value of the Market Measure will be determined using the “Market Disruption Calculation” described below under “—Market Disruption Events—Commodity-Based Market Measures”.

If, due to a Market Disruption Event or otherwise, an Observation Date (other than the final Observation Date) is postponed, the date on which the Call Amount for such Observation Date will be paid, if applicable, will be the fifth Banking Business Day following the Observation Date as postponed, unless otherwise specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “Banking Business Day” is any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Unless otherwise specified in the applicable term sheet, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market (the “NASDAQ”), or their successors, are open for trading and (2) the Market Measure or any successor thereto is calculated and published.

Unless otherwise specified in the applicable term sheet, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption

Event) on the NYSE, the NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Payment on the Maturity Date

If the notes (other than bear notes) are not called prior to the maturity date, then subject to our credit risk as issuer of the notes, and unless the applicable term sheet provides otherwise, you will receive a Redemption Amount per unit of notes that you hold, denominated in U.S. dollars. The Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per unit; or

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x	(	Ending Value - Threshold Value	)	x Leverage Factor	)
Starting Value

If the notes are bear notes and they are not called prior to the maturity date, then the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per unit; or

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price x	(	Threshold Value - Ending Value	)	x Leverage Factor	)
Starting Value

The “Threshold Value” represents a percentage of the Starting Value and will be determined on the pricing date and set forth in the applicable term sheet.

The “Leverage Factor” represents a percentage of any decline (or, in the case of bear notes, any increase) beyond the Threshold Value and will be set forth in the applicable term sheet. The Leverage Factor may equal 100% and will not be greater than a number that, considering the Threshold Value, could cause you to lose more than your entire investment in the notes.

Unlike ordinary debt securities, the notes are not principal protected, and you may receive a Redemption Amount at maturity that is less than the principal amount of your notes. In no event will the Redemption Amount be less than zero.

Determining the Observation Level, the Starting Value, and the Ending Value

Market Measures Other than Exchange Traded Funds

Unless otherwise specified in the applicable term sheet, the following definitions will apply, except if the Market Measure is an exchange traded fund.

The “Observation Level” will equal the closing value of the Market Measure on any Observation Date.

The “Starting Value” will equal the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such date or dates other than the pricing date, as specified in the applicable term sheet), as determined by the calculation agent in this product supplement.

If the Market Measure is a commodity-based index and a Market Disruption Event (as defined below) occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Level”) and the “Starting Value” using the following procedures:

(1)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by a Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Level and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)	With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.	the calculation agent will establish the Initial Market Measure Level on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date;

b.	the calculation agent will adjust the Initial Market Measure Level for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component. In the event that a Market Disruption Event has occurred with respect to any Affected Commodity Component on each Market Measure Business Day to, and including, the third scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the fourth scheduled Market Measure Business Day) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances; and

c.	the final term sheet will set forth the Initial Market Measure Level, a brief statement of the facts relating to the establishment of the Initial Market

Measure Level (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)	The calculation agent will determine the Market Measure Level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the above definition means the exchange used to value such futures contract for the calculation of the Market Measure.

The “Ending Value” means the closing value of the Market Measure on the final Observation Date.

Exchange Traded Fund Market Measures

Unless otherwise specified in the applicable term sheet, the following definitions will apply if the Market Measure is an exchange traded fund.

The “Observation Level” will equal the Closing Market Price of the Market Measure on any Observation Date multiplied by the Price Multiplier. The “Price Multiplier” will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes.”

The “Starting Value” will be equal to the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. to 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet.

The “Ending Value” will equal the Closing Market Price of the Market Measure on the final Observation Date multiplied by the Price Multiplier.

The “Closing Market Price” means:

(A)	If the Market Measure is listed or admitted to trading on a national securities exchange in the United States registered under the Securities Exchange Act of 1934 (“registered national securities exchange”), is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., or is quoted on a United States quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Market Price must be determined for purposes of the notes):

a.	the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.

if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter-market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other

United States quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.	if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or any other United States quotation medium or inter-dealer quotation system, including, without limitation, due to the occurrence of a Market Disruption Event, as described below, then the mean of the last reported bid and offer price of the principal trading session on the registered national securities exchange, or if there were no bids and offers on such exchange, then the mean of the last reported bid and offer on the over-the-counter market as reported on the OTC Bulletin Board or, if there were no bids and offers on the OTC Bulletin Board, then the mean of the last reported bid and offer on any other United States quotation medium or inter-dealer quotation system on that day as determined by the calculation agent or from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying the Market Measure for which a Closing Market Price must be determined for purposes of the notes) on that date (without taking into account any extended or after-hours trading session).

(B)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other United States quotation medium or inter-dealer system, then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other United States quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; or

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)	a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)	the exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)	a suspension of trading in one or more Market Measure components, for which the trading does not resume at least ten minutes prior to the scheduled or rescheduled closing time; or

(5)	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable notes;

provided that, for any Observation Date, other than the final Observation Date, a Market Disruption Event shall be deemed to occur and, such Observation Date shall be postponed as provided above under “—Automatic Call”, only if such Market Disruption Event, in the sole discretion of the calculation agent, materially interferes with the ability of the calculation agent to obtain a closing value for the Market Measure.

For notes linked to a commodity-based Market Measure, in the event a Market Disruption Event has occurred on the final Observation Date, the Ending Value will be determined by the calculation agent using the following “Market Disruption Calculation”:

(1)	With respect to each Market Measure component which is not affected by the Market Disruption Event, the Market Measure value will be based on the exchange published settlement price on the final Observation Date.

(2)	With respect to each Market Measure component which is affected by the Market Disruption Event, the Market Measure value will be based on the exchange published settlement price of each such contract on the first day following the final Observation Date on which no Market Disruption Event occurs with respect to such contract. In the event that a Market Disruption Event occurs with respect to any contract included in the Market Measure on the final Observation Date and on each day to and including the second scheduled Market Measure Business Day prior to maturity (the “Cut-Off Date”), the price of such contract used to determine the Ending Value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)	The calculation agent shall determine the Market Measure value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2), above, using the then current method for calculating the Market Measure. The exchange on which a futures contract included in the Market Measure is traded for purposes of the foregoing definition means the exchange used to value such futures contract for the calculation of the Market Measure.

Exchange Traded Fund Market Measures

For exchange traded fund Market Measures, a “Market Disruption Event” means any of the following events as determined by the calculation agent in its sole discretion:

(1) (A)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)	the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2) (A)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index; or

(3)	the determination that a scheduled Observation Date is not a Market Measure Business Day or, in the case of notes linked to exchange traded fund Market Measures, a trading day, by reason of an event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Underlying Index (or any successor underlying index) or shares of such Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)	a suspension in trading in a futures or options contract on the Underlying Index (or the underlying index related to the Market Measure) or shares of such Market Measure (or such successor index fund or such other security), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)	if applicable to Market Measures or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material”.

Other Market Measures

If the Market Measure is not equity-based or commodity-based, or is not an exchange traded fund, the applicable term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of the notes.

Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes

If the notes are linked to an exchange traded fund Market Measure (for purposes of this section, an “Index Fund”), the calculation agent, in it sole discretion, may adjust the Price Multiplier, and hence each Observation Level, the Threshold Value, and the Ending Value, as applicable, if an event described below occurs on or before the final Observation Date and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Index Fund or a successor exchange traded fund (as defined below). The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the component stocks of the Index Fund, the terms of the Index Fund or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Index Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten Banking Business Days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten Banking Business Days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence each Observation Level, the Threshold Value, and the Ending Value, as applicable, as a result of certain events related to the Index Fund or any successor exchange trade fund, as applicable, which include, but is not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Index Fund is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares which a holder of one share of the Index Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends. If the Index Fund is subject to a (i) stock dividend (i.e., issuance of additional shares by the Index Fund) that is given ratably to all holders of record of shares of the Index Fund or (ii) distribution of shares of the Index Fund, then once the dividend has become effective and the shares of the Index Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares of the Index Fund which a holder of one share of the Index Fund before the date the dividend became effective and the shares of the Index Fund traded ex-dividend would have owned or been entitled to receive immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Index Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Index Fund other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares of the Index Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Index Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Index Fund, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the shares of the Index Fund will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Index Fund; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the shares of the Index Fund described under the sections entitled “—Reorganization Events” and “—Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment pursuant to those respective sections.

Other Distributions. If the Index Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Index Fund of any class of its capital stock, evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share of the Index Fund, and the denominator of which will be the Closing Market Price per share of the Index Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital shares, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the Index Fund.

Reorganization Events

If prior to the maturity date of the notes, the Index Fund, or any successor to the Index Fund, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the amount payable on each note or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Market Measure, the Underlying Index, or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Index Fund to be de-listed, liquidated, discontinued, or otherwise terminated, treatment of which is described below under “—Discontinuation of the Index Fund.”

Discontinuance of the Index Fund

If the Market Measure to which the notes are linked is an exchange traded fund, and such exchange traded fund (or a successor exchange traded index fund (as defined herein)) is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute a Market Measure that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund, which may be, but is not limited to, an exchange traded fund comparable to the Index Fund (such exchange traded fund being referred to herein as a “successor index fund”), the Underlying Index or a successor to the Underlying Index. In such event, the calculation agent will adjust the Price Multiplier, as necessary, such that the substitute Market Measure closely replicates the performance of the Index Fund.

If the Market Measure (or a successor index fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Index Fund is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the shares of such Market Measure (or a successor index fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Market Measure (or a successor index fund).

If a successor index fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Market Measure (or a successor index fund), that successor index fund or substitute computation methodology, as applicable, will be substituted for such Market Measure (or such successor index fund) for all purposes of the notes.

Upon any selection by the calculation agent of any successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us, and to the holders of the notes. The calculation agent will provide information as to the method of calculating the Closing Market Price of the shares of the Market Measure (or such successor index fund) upon your written request.

If at any time:

•	an Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect, or

•

a Market Measure (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price per share of such Market Measure (or such successor index fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of such Market Measure (or such successor index fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Index Fund to which your notes are linked may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth Banking Business Day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the final Observation Date were five Market Measure Business Days prior to the date of acceleration. Additionally, if the notes are accelerated, you will not be entitled to any Call Premium or any accrued and unpaid interest, in the case of interest bearing notes, that would have accrued had the notes not been accelerated. Accordingly, in such a case, the amount you will receive on the notes will be limited to the Original Offering Price per unit of the notes.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Non-Exchange Traded Fund Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of notes is linked other than an exchange traded fund Market Measure, or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the closing value on any Observation Date (and therefore whether a mandatory call has occurred) and/or the Ending Value as described above under “—Payment on the Maturity Date”. Upon any selection by the calculation agent of a successor market measure, we will cause notice to be given to holders of the notes.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on an applicable Observation Date,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before an applicable Observation Date and the calculation agent determines that no successor market measure is available at that time, then on each day that would otherwise be an Observation Date, until the earlier to occur of:

•	the occurrence of a mandatory call; or

•	the determination of the Ending Value; or

•	a determination by the calculation agent that a successor market measure is available,

the calculation agent will determine the value that would be used in determining whether a mandatory call has occurred, computing the Call Amount or the Redemption Amount, as applicable, as described in the preceding paragraph as if that day were an Observation Date. The calculation agent will make available to holders of the notes information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your notes are linked may adversely affect trading in the notes.

Basket Market Measures

If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component with an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on the applicable Observation Day and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Observation Level of the Market Measure on any Observation Date, the Threshold Value, the Ending Value, the Price Multiplier, any Market Disruption Events, any successor Market Measure, business days, Banking Business Days, Market Measure Business Days, trading days, and the amounts payable at maturity or upon a call of the notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each series of notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of notes in immediately available funds. We will pay the Call Amount or the Redemption Amount, as applicable, in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the Senior Indenture, with respect to any series of notes occurs and is continuing, the amount payable to a holder of notes upon any acceleration permitted under the Senior Indenture will be equal to the Redemption Amount described under the caption “—Payment on the Maturity Date,” calculated as though the date of acceleration were the maturity date of the notes and as though the final Observation Date were five Market Measure Business Days prior to the date of acceleration. If the notes are accelerated in this manner, you will not be entitled to any Call Premium. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your notes plus, if your notes bear interest, an additional amount of contingent interest calculated as if the date of commencement of the proceeding were the maturity date of notes. In case of a default in payment of notes, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or will remain listed for the entire term of your notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates, including MLPF&S, may act as our selling agent for any offering of the notes. Without limiting the foregoing, our affiliates First Republic Securities Company, LLC, Banc of America Securities LLC, and Banc of America Investment Services, Inc. may act as a selling agent. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to the Distribution Agreement described in the “Supplemental Plan of Distribution” on page S-13 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase notes.

No selling agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding notes after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates and subsidiaries may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet and any applicable index supplement, in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following is a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations, or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the notes as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders, as defined below) whose functional currency for tax purposes is not the U.S. dollar, persons holding the notes in a tax-deferred or tax-advantaged account, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with the notes are different than those described below, they will be described in the applicable term sheet.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the notes upon original issuance and will hold the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this product supplement, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of any state of the U.S. or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also are U.S. Holders. As used in this product supplement, the term “Non-U.S. Holder” means a holder that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and, accordingly, this summary does not apply to partnerships. A partner of a partnership holding a note should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of a note.

The following discussion of the U.S. federal income tax consequences of an investment in the notes applies solely to notes that do not provide for the payment of interest. If notes are issued which provide for the payment of interest, the U.S. federal income tax consequences of an investment in such notes (including the U.S. federal income tax treatment of the interest payments) will be set forth in the applicable term sheet.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the notes, we intend to treat the notes for all tax purposes as a callable single financial contract linked to the Market Measure that requires the investor to pay us at inception an amount equal to the purchase price of the notes and that entitles the investor to receive at maturity or upon earlier redemption an amount in cash linked to the value of the Market Measure. Under the terms of the notes, we and every investor in the notes agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the notes as described in the preceding sentence. This discussion assumes that the notes constitute a callable single financial contract linked to the Market Measure for U.S. federal income tax purposes. If the notes did not constitute a callable single financial contract, the tax consequences described below would be materially different.

This characterization of the notes is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative characterizations.

On December 7, 2007, the IRS released Notice 2008-2 (“Notice”) seeking comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the notes. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the notes, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, in late 2007, legislation was introduced in the U.S. Congress which, if enacted, would also impact the taxation of the notes. Under the proposed legislation, a U.S. Holder that acquires an instrument such as the notes after the date of enactment of the legislation would be required to include income in respect of the notes on a current basis. It is not possible to predict whether the legislation will be enacted in its proposed form or whether any other legislative action may be taken in the future that may adversely affect the taxation of instruments such as the notes. Further, it is possible that any such legislation, if enacted, may apply on a retroactive basis.

We urge you to consult your own tax advisors concerning the impact and the significance of the above considerations. We intend to continue treating the notes for U.S. federal income tax purposes in the manner described in this product supplement unless and until such time as we determine, or the IRS or Treasury determines, that some other treatment is more appropriate.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the notes.

U.S. Holders – Income Tax Considerations

We will not attempt to ascertain whether the shares of any particular Market Measure or any interest underlying any particular Market Measure would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If the shares of a particular Market Measure or one or more interests underlying a particular Market Measure to which the notes are linked were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder. You should refer to information filed with the SEC by each Market Measure and issuers of interests, as appropriate, underlying each Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if a particular Market Measure or an issuer of interests underlying a particular Market Measure is or becomes a PFIC.

Tax Basis

A U.S. Holder’s tax basis in the notes will equal the amount paid by that holder to acquire them.

Settlement at Maturity or Sale, Exchange, or Redemption Prior to Maturity

Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the notes prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s basis in the notes. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code

If the Market Measure is or includes the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the notes will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the notes will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, or settlement).

If an investment in the notes is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the notes will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the notes will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the notes and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the notes attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of sale, exchange, or settlement of the notes at fair market value. Alternatively, the IRS may contend that the Excess Gain should not be limited to amounts attributable to a Section 1260 Financial Asset, but should instead apply to the entire Market Measure. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the notes.

As described above, the IRS, as indicated in the Notice, is considering whether Section 1260 of the Code generally applies or should apply to the notes, including in situations where the Market Measure is not the type of financial asset described under Section 1260 of the Code.

Possible Alternative Tax Treatments of an Investment in the Notes

Due to the absence of authorities that directly address the proper tax treatment of the notes, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the notes. In particular, the IRS could seek to subject the notes to the Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Regulations”). If the IRS were successful in that regard, the timing and character of income on the notes would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity, or upon a sale or other disposition of the notes generally would be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Even if the Contingent Payment Regulations do not apply to the notes, other alternative U.S. federal income tax characterizations of the notes are possible which, if applied, also could affect the timing and the character of a U.S. Holder’s income or loss. It is possible, for example, that the notes could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue interest income or original issue discount on a current basis.

Proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the notes.

Further, if the Market Measure consists of a single currency, the principles of, or principles similar to those of, Revenue Ruling 2008-1 (“Ruling”) may apply to the notes, depending on their terms. In the Ruling, the IRS held that a three year instrument linked to the euro-U.S. dollar exchange rate should be treated as a euro-denominated debt instrument for U.S. federal income tax purposes in effect because it was principal protected in euros. If principles such as those apply to the notes, the notes may be treated as non-U.S. dollar denominated debt instruments for U.S. federal income tax purposes and may result in adverse consequences for U.S. holders. For example, all or a portion of the return on such notes may be treated as ordinary income and U.S. holders may be forced to recognize all or a portion of such income on a current basis over the term of the notes.

Unrelated Business Taxable Income

Section 511 of the Code generally imposes a tax, at regular corporate or trust income tax rates, on the “unrelated business taxable income” of certain tax-exempt organizations, including qualified pension and profit sharing plan trusts and individual retirement accounts. As discussed above, the U.S. federal income tax characterization and treatment of the notes is uncertain. Nevertheless, in general, if the notes are held for investment purposes, the amount of income or gain, if any, realized on the maturity date or upon a sale, exchange or redemption of a note prior to the maturity date, or any income that would accrue to a holder of a note if the notes were characterized as contingent payment debt instruments (as discussed above), should not constitute unrelated business taxable income. However, if a note constitutes debt-financed property (as defined in Section 514(b) of the Code) by reason of indebtedness incurred by a holder of a note to purchase or carry the note, all or a portion of any income or gain realized with respect to such note may be classified as unrelated business taxable income pursuant to Section 514 of the Code. Moreover, prospective investors in the notes should be aware that whether or not any income or gain realized with respect to a note which is owned by an organization that is generally exempt from U.S. federal income taxation constitutes unrelated business taxable income will depend upon the specific facts and circumstances applicable to such organization. Accordingly, any potential investors in the notes that are generally exempt from U.S. federal income taxation should consult with their own tax advisors concerning the U.S. federal income tax consequences to them of investing in the notes.

Non-U.S. Holders – Income Tax Considerations

U.S. Federal Income and Withholding Tax

We will not attempt to ascertain whether the shares of any particular Market Measure or any interest underlying any particular Market Measure would be treated as a United States real property interest, within the meaning of Section 897(c)(1) of the Code. If the shares of a particular Market Measure or one or more interests underlying a particular Market Measure to which the notes are linked were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-U.S. Holder. You should refer to information filed with the SEC by each Market Measure and issuers of interests, as appropriate, underlying each Market Measure and consult your tax advisor regarding the possible consequences to you, if any, if a particular Market Measure or an issuer of interests underlying a particular Market Measure is or becomes a United States real property holding corporation.

A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the notes or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, or retirement and certain other conditions are satisfied.

If a Non-U.S. Holder of the notes is engaged in the conduct of a trade or business within the U.S. and if gain realized on the sale, exchange, or settlement of the notes, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders—Income Tax Considerations,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the notes. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax. Prospective Non-U.S. Holders of the notes should consult their own tax advisors in this regard.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

In general, backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. In addition, information returns will be filed with the IRS in connection with payments on the notes as well as in connection with the proceeds from a sale, exchange, or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

In general, backup withholding may apply in respect of the amounts paid to a Non-U.S. Holder, unless such Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied. In addition, information returns may be filed with the IRS in connection with payments on the notes as well as in connection with the proceeds from a sale, exchange or other disposition of the notes.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates may be each considered a party in interest (within the meaning of ERISA) or a disqualified person (within the meaning of the Code), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest or disqualified person, unless the notes are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes. Those exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). The Service Provider Exemption is generally applicable for otherwise-prohibited transactions between a Plan and a person or entity that is a party in interest or disqualified person with respect to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided, that there is “adequate consideration” for the transaction. Any Plan fiduciary relying on the Service Provider Exemption and purchasing the notes on behalf of a Plan must initially make a determination that (x) the Plan is paying no more than, and is receiving no less than, “adequate consideration” in connection with the transaction and (y) neither we nor any of our affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice with respect to the assets of the Plan which such fiduciary is using to purchase the notes, both of which are necessary preconditions to reliance on the Service Provider Exemption. If we or any of our affiliates provide fiduciary investment management services with respect to a Plan, the Service Provider Exemption may not be available, and other exemptive relief would be required as precondition for purchasing the notes. Where the notes are traded on a generally-recognized market, the adequate consideration determination is based on the prevailing price for the notes on the relevant national exchange or, in the case of notes not traded on a national securities exchange, the current independently-quoted offering price, in both instances taking into account the size of the transaction and the marketability of the notes. For notes that are not traded on a generally-recognized market, the adequate consideration determination is to be made by the fiduciary in good faith in accordance with regulations to be issued by the U.S. Department of Labor. Any Plan fiduciary considering reliance on the Service Provider Exemption is encouraged to consult with counsel regarding the availability of the exemption.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of a Plan or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar laws, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.

[Reverse of Note]

BANK OF AMERICA CORPORATION

Medium-Term Senior Note, Series L

REGISTERED GLOBAL SENIOR NOTE

SECTION 1. General. This Note is one of a duly authorized issue of senior notes of the Issuer to be issued in one or more series under the Indenture dated January 1, 1995, as supplemented from time to time (the “Indenture”), between Bank of America Corporation (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), and to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The term Trustee shall include any additional or successor trustee appointed in such capacity by the Issuer in accordance with the terms of the Indenture.

This Note is also one of the Notes issued pursuant to the Prospectus Supplement dated April 10, 2008 to the Prospectus dated May 5, 2006 (referred to collectively herein as the “Prospectus”) for the offer and sale of the Issuer’s senior and subordinated medium-term notes, Series L (the “Notes”). The Notes may have different issue and maturity dates, bear interest at different rates and vary in such other ways as provided in the Indenture and described in the Prospectus. The specific terms of each issuance of Notes will be described in the Final Terms.

The Issuer has initially appointed the Trustee to act as the U.S. Issuing and Paying Agent, Security Registrar and Transfer Agent for the Notes. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the corporate trust office of the Trustee, located at 101 Barclay Street, New York, New York, 10286, or such other location as may be specified by the Trustee and notified to the Issuer and the registered holder of this Note.

Unless specified otherwise in the Final Terms, this Note will not be subject to a sinking fund.

SECTION 2. Interest Provisions.

[Intentionally Omitted]

SECTION 3. Amortizing Notes.

[Intentionally Omitted]

SECTION 4. Optional Redemption.

[Intentionally Omitted]

SECTION 5. Optional Repayment.

[Intentionally Omitted]

SECTION 6. Additional Amounts.

[Intentionally Omitted]

SECTION 7. Redemption for Tax Reasons.

[Intentionally Omitted]

SECTION 8. Modification and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities (as defined in the Indenture) then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the series of Notes of which this Note is a part then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The determination of whether particular Securities are “outstanding” will be made in accordance with the Indenture.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Trustee in pursuance of such action.

New Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Indenture or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for this Note.

SECTION 9. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 10. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the resulting or acquiring entity, if other than the Issuer, is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume all the Issuer’s obligations under the Indenture; and (ii) immediately after giving effect to such transaction, the Issuer (or any resulting or acquiring entity, if other than the Issuer) is not in default in the performance of any covenant or condition under the Indenture.

Upon consolidation, merger, sale or transfer as described above, the resulting or acquiring entity shall be substituted for the Issuer in the Indenture with the same effect as if it had been an original party to the Indenture, and the successor entity may exercise the Issuer’s right and powers under the Indenture.

SECTION 11. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Final Terms, or if no Authorized Denomination is so specified, in minimum denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Security Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Issuer designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for security-printed definitive Notes, only under the circumstances described in the Indenture and (a) if this Note is a global note clearing initially through The Depository Trust Company (“DTC”), DTC notifies the Issuer that it is unwilling or unable to continue as depository for the DTC global note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (b) in the case of any other registered global note, if the Issuer is notified that any clearing system through which this Note is cleared and settled has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory or otherwise) after the original issuance of the relevant notes or has announced an intention to cease business permanently or has in fact done so and no alternative clearance system approved by the applicable noteholders is available; or (c) the Issuer, in its sole discretion, elects to issue definitive registered notes; or (d) after the occurrence of an Event of Default with respect to this Note, beneficial owners representing a majority in principal amount of the Notes represented by this Note advise the relevant clearing system through its participants to cease acting as a depository for this Note.

In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in Authorized Denominations only and will be issued in registered form only, without coupons.

Subject to the terms of the Indenture, if the Notes are held in definitive form, a holder may exchange its Notes for other Notes of the same series in an equal aggregate principal amount and in Authorized Denominations.

Notes in definitive form may be presented for registration of transfer at the office of the Security Registrar or at the office of any transfer agent that the Issuer may designate and maintain. The Security Registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. The Issuer may change the Security Registrar or the transfer agent or approve a change in the location through which the Security Registrar or transfer agent acts at any time, except that the Issuer will be required to maintain a security registrar and transfer agent in each place of payment for the Notes of this series. At any time, the Issuer may designate additional transfer agents for the Notes of this series.

The Issuer will not be required to (a) issue, exchange, or register the transfer of this Note if it has exercised its right to redeem the Notes of the series of which this Note is a part for a period of 15 calendar days before the redemption date, or (b) exchange or register the transfer of any Notes of the series of which this Note is a part that were selected, called, or are being called for redemption, except the unredeemed portion of the Notes of the series of which this Note is a part, if being redeemed in part.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 13. Events of Default. If an Event of Default (defined in the Indenture as (a) the Issuer’s failure to pay the principal or premium, if any, on the Notes; (b) the Issuer’s failure to pay interest on the Notes within 30 calendar days after the same becomes due; (c) the Issuer’s breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Issuer) shall occur with respect to this Note, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 14. Defeasance. Unless otherwise specified in the Final Terms, the provisions of Article Fourteen of the Indenture do not apply to this Note.

SECTION 15. Specified Currency.

[Intentionally Omitted]

SECTION 16. Original Issue Discount Note.

[Intentionally Omitted]

SECTION 17. Dual Currency Note.

[Intentionally Omitted]

SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the Security Registrar and such other documents or proof as may be required by the Issuer and the Security Registrar shall be delivered to the Security Registrar, the Security Registrar shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the Security Registrar that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the Security Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 20. Defined Terms. All terms used in this Note which are defined in the Indenture or the Prospectus and are not otherwise defined in this Note shall have the meanings assigned to them in the Indenture or the Prospectus, as applicable.

Unless specified otherwise in the Final Terms, “Business Day” means, a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in New York City or Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(b) for any Note where the base rate is LIBOR, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Final Terms) in London, England;

(c) for any Note denominated in euro or any Note where the base rate is EURIBOR, also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating (a “Target Settlement Date”); and

(d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the Specified Currency.

Unless specified otherwise in the Final Terms, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for
	(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint

Attorney

to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

Schedule 1

SCHEDULE OF TRANSFERS, EXCHANGES AND EXTENSIONS

The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Redemption, Repayment or Extension, as Applicable

Increase (Decrease) in

Principal Amount of

this Note Due to

Transfer Among

Global Notes or

Redemption,

Repayment or Non-

Election of Extension

of Maturity Date of a

Portion of Global

Note, as Applicable

	Principal Amount of this Note After Transfer, Redemption, Repayment or Extension, as Applicable	Notation made by or on behalf of the Issuer